                                  Exhibit 23(f)
                                  -------------


                 Consent of McDonald & Company Securities, Inc.

                 CONSENT OF McDONALD & COMPANY SECURITIES, INC.


         We consent to the inclusion in the Joint Proxy Statement/Prospectus of Park National Corporation and First-Knox Banc Corp. of the use of the form of our opinion and to the summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of McDonald & Company." Further, we consent to all references to our firm in such Joint Proxy Statement/Prospectus.


                                             McDONALD & COMPANY SECURITIES, INC.





Cleveland, Ohio
January 23, 1997